UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

INSPIRED ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

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INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 415

New York, New York 10107

LETTER FROM THE EXECUTIVE CHAIRMAN

Dear Stockholders of Inspired Entertainment, Inc.:

You are cordially invited to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Inspired Entertainment, Inc. (the “Company”) to be held on Wednesday, May 27, 2026 at 10:00 A.M., Eastern Time.

The Annual Meeting will be held in a virtual meeting format at www.cstproxy.com/inseinc/2026.

Attending the Virtual Meeting:

In order to attend the virtual Annual Meeting, you must register in advance at www.cstproxy.com/inseinc/2026. Registration will start beginning May 20, 2026 at 10:00 A.M., Eastern Time. Please see page 1 of the accompanying proxy statement for detailed instructions.

The Board has fixed the close of business on April 8, 2026 as the record date for the determination of Company stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Details regarding voting and the business to be considered at the Annual Meeting can be found in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important. Whether or not you are able to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the Annual Meeting.

Sincerely,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 21, 2026

INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 415

New York, New York 10107

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

Wednesday, May 27, 2026

To the Stockholders of Inspired Entertainment, Inc.:

You are hereby given notice of the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Inspired Entertainment, Inc. (the “Company”), to be held on Wednesday, May 27, 2026 at 10:00 A.M., Eastern Time in virtual format via the internet at www.cstproxy.com/inseinc/2026. Please refer to page 1 of the proxy statement for detailed instructions on how to attend the Annual Meeting.

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposal No. 1);

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”) (Proposal No. 2);

3.	To approve, on an advisory basis, the frequency of the advisory vote on Say-on-Pay (“Say-on-Frequency”) in future years (Proposal No. 3);

4.	To ratify the appointment of CBIZ CPAs P.C. as the independent auditor of the Company for the fiscal year ending December 31, 2026 (Proposal No. 4); and

5.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on April 8, 2026 as the record date (the “Record Date”) for the determination of Company stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Your vote is important, regardless of the number of shares you own. Please read the accompanying proxy statement and vote as promptly as possible to ensure your shares are represented at the Annual Meeting.

By Order of the Board,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 21, 2026

The accompanying proxy statement and other materials are being mailed to stockholders beginning on or about April 23, 2026.

IMPORTANT INFORMATION

Unless the holders of a majority of the outstanding shares of common stock entitled to be voted at the Annual Meeting are present or represented by proxy, we will not have a quorum for the Annual Meeting and no business may be transacted. Therefore, we request that you promptly vote your shares by following the instructions on the enclosed proxy card or voting instruction form. We request you do this even if you plan to attend the Annual Meeting, in order to ensure that your shares will be represented if you are unable to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 27, 2026: The Proxy Statement and 2025 Annual Report on Form 10-K of the Company are available through the Investors link on our website at www.inseinc.com.

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INSPIRED ENTERTAINMENT, INC.

2026 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Inspired Entertainment, Inc. (the “Company,” “Inspired,” “we” or “us”) for use at the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 27, 2026 at 10:00 A.M., Eastern Time, and at any adjournment or postponement thereof. This proxy statement provides you with information regarding the proposals to be presented at the Annual Meeting so that you can make an informed voting decision.

What is included in these materials?

These materials include:

●	this proxy statement;

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (the “SEC”) on March 10, 2026 (the “Annual Report”); and

●	a proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

How do I attend the Annual Meeting?

In order to attend the virtual Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote online, you must register in advance at www.cstproxy.com/inseinc/2026. Registration will start beginning May 20, 2026 at 10:00 A.M., Eastern Time. If your shares are held in your name (not in a “street account” through a brokerage firm or other nominee), enter the control number printed on your proxy card on the virtual meeting site and follow the instructions to register to attend the meeting. Prior to the start of the Annual Meeting, you will need to log into the meeting site using your control number.

If you are the beneficial owner of your shares (e.g., your shares are held in an account with a brokerage firm or other nominee) and wish to attend the virtual Annual Meeting, you must obtain a legal proxy by contacting your brokerage firm or other nominee that holds the shares and then obtain a control number for the meeting from Continental Stock Transfer & Trust Company (Phone: +1-917-262-2373; E-mail: proxy@continentalstock.com). Continental will ask you to provide a copy of your legal proxy and complete a brief form, following which you will receive an email that contains your control number and a link and instructions for attending the virtual meeting.

Stockholders wishing to dial into the Annual Meeting by telephone can call 1-800-450-7155 (within the United States and Canada) or +1-857-999-9155 (outside the United States and Canada; standard rates apply) and use the passcode 1243757# beginning ten minutes before the start of the Annual Meeting. However, those dialing into the Annual Meeting through this means will not be able to submit questions or to vote online during the Annual Meeting.

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What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2027 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”);

3.	To approve, on an advisory basis, the frequency of the advisory vote on Say-on-Pay (“Say-on-Frequency”) in future years;

4.	To ratify the appointment of CBIZ CPAs P.C. as the independent auditor of the Company for the fiscal year ending December 31, 2026; and

5.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who can vote at the Annual Meeting?

Holders of record of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on April 8, 2026 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 26,675,355 shares of Common Stock issued and outstanding.

How does the Board recommend that I vote?

Our Board unanimously recommends a vote:

●	“FOR” the election of each of the director nominees named in this proxy statement;

●	“FOR” the approval, on an advisory basis, of the compensation of the named executive officers;

●	“FOR” holding future say-on-pay advisory votes every “THREE YEARS”; and

●	“FOR” the ratification of the appointment of CBIZ CPAs P.C. as the independent auditor of the Company for the fiscal year ending December 31, 2026.

How many votes am I entitled to per share?

Each share of Common Stock entitles the record holder thereof to one vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials (including a proxy card) were sent directly to you by the transfer agent.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, custodian or other nominee holder, then you are the beneficial owner of shares held in “street name,” and the proxy materials (including voting instructions) were sent to you by or on behalf of that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization as to how to vote your shares.

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How do I vote?

Stockholder of Record. If you are a stockholder of record, you may submit your proxy over the Internet or by mail. Alternatively, you may vote your shares at the Annual Meeting if you attend the virtual meeting by following the instructions at www.cstproxy.com/inseinc/2026 (as described above, you will need to register in advance to attend the Annual Meeting). You will not be able to vote at the virtual meeting if you attend via telephone only. If you submit your vote by proxy, the individuals whose names are listed on the proxy card accompanying this proxy statement will act as your proxies and vote your shares as you direct. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name (e.g., in a brokerage or other nominee account), please refer to the voting instruction form provided by your brokerage firm or other nominee for instructions on the voting methods they offer, which typically include Internet and telephone voting options. If you would like to vote at the virtual Annual Meeting instead of by proxy, you will need to obtain a “legal proxy” from your brokerage firm or other nominee and a control number from Continental Stock Transfer & Trust Company which can be requested by email at proxy@continentalstock.com once you have obtained a legal proxy, as discussed further above.

I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same address may receive a single set of proxy materials unless we are provided with contrary instructions. This procedure reduces the volume of duplicate information distributed to any one household and helps reduce our printing costs, mailing costs, and other expenses. Under householding, stockholders continue to receive separate proxy cards but only one proxy statement and Annual Report. If you are a stockholder of record and would like another set of proxy materials or if you would like to request a change in your delivery preferences, please contact us as follows:

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Attention: Corporate Secretary

+1 (646) 565-3861

Stockholders who are beneficial owners of shares held in street name should contact their brokerage firm, bank, custodian or other nominee holder to request information about householding or request additional copies of the proxy materials.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote on each proposal at the Annual Meeting by submitting a new proxy with a later date. Stockholders of record may also revoke their proxy by virtually attending the Annual Meeting and voting or by sending written notice of revocation to the Corporate Secretary at 250 West 57th Street, Suite 415, New York, New York 10107. If you are a beneficial owner of shares held in street name, your brokerage firm, bank, custodian or other nominee can provide you with instructions on how to change your vote.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of at least a majority of the outstanding shares of Common Stock entitled to be voted at the Annual Meeting must be present or represented by proxy. “Broker non-votes” (described below) and “withhold” or “abstain” responses are included when determining the presence of a quorum.

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What are broker non-votes?

A broker non-vote occurs when a brokerage firm holding shares for a beneficial owner does not vote on a proposal because the brokerage firm has not received voting instructions from the owner and does not have discretionary voting authority on the matter. These matters are often referred to as “non-routine” matters. Only the proposal concerning ratification of the appointment of the Company’s independent auditor is a routine matter.

What are my voting choices?

In regard to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. In regard to the Say-on-Frequency proposal, you may vote “three years,” “two years,” “one year” or “abstain.” In regard to the other proposals, you may vote “for,” “against,” or “abstain” on the proposal.

How many votes are required to approve each of the proposals?

In regard to the election of directors, assuming there is a quorum, directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Broker non-votes and “withhold” votes will have no effect on the election results.

Approval of the Say-on-Pay proposal (Proposal No. 2) requires the affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting, which means the number of shares voted “for” the proposal must exceed the number voted “against” the proposal. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result.

In regard to the Say-on-Frequency proposal (Proposal No. 3), the frequency that receives the highest number of votes cast will be deemed to be the frequency selected by stockholders. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the result.

Approval of the proposal to ratify the appointment of the Company’s independent auditor (Proposal No. 4) requires the affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting. Your broker may vote your shares for this proposal if you do not provide voting instructions. Abstentions will have no effect on the result.

What happens if I sign, date and return my proxy card or voting instruction form, but do not indicate how to vote on the particular proposals?

If you duly sign, date and return the enclosed proxy card or voting instruction form but do not indicate how you wish to vote on the particular proposals, your proxy will follow the Board’s recommendations and vote in favor of the proposals.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election. We will announce preliminary or final voting results at the Annual Meeting and we will publish final results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. We will reimburse the banks, brokerage firms, custodians and other nominees for their expenses in forwarding these materials to stockholders. Our officers, directors and employees may assist in soliciting proxies or votes by telephone, electronic and personal communications, but no additional compensation will be paid to such individuals in connection with such activities.

Who can help answer my additional questions?

You can contact our Corporate Secretary with any additional questions you have, including questions about how to execute your vote, by calling +1 (646) 565-3861 or by sending a letter to our Corporate Secretary at the offices of the Company at 250 West 57th Street, Suite 415, New York, New York 10107 or emailing us at legal@inseinc.com.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age *	Position
A. Lorne Weil	80	Executive Chairman of the Board of Directors
Michael R. Chambrello	68	Director
Ira H. Raphaelson	72	Director
Desirée G. Rogers	66	Director
Steven M. Saferin	77	Director
Katja Tautscher	54	Director
John M. Vandemore	52	Director
Brooks H. Pierce	64	President and Chief Executive Officer
James Richardson	50	Executive Vice President and Chief Financial Officer
Simona Camilleri	45	Executive Vice President and General Counsel

*	As of April 1, 2026

A. Lorne Weil has served as our Executive Chairman since the consummation of the business combination that created the current Inspired Entertainment, Inc. in December 2016. Mr. Weil was the co-sponsor and founder of Inspired’s predecessor, Hydra Industries Acquisition Corp, and served as its Chairman and Chief Executive Officer since its formation in 2014. Mr. Weil has been a principal of Hydra Management, an investment vehicle he formed, since September 2014. Mr. Weil was Chairman of the Board of Scientific Games Corporation, since renamed Light and Wonder, Inc. (and its predecessor, Autotote Corporation) from October 1991 to November 2013. Light and Wonder is a supplier of technology-based products, systems and services to gaming markets worldwide. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation from 1992 to 2008 and from November 2010 to November 2013 and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw, Games Media and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp., a NASDAQ-listed blank check company, and served as the Chairman of its successor entity, Tecnoglass Inc., until December 2024. Mr. Weil served as Executive Chairman of Leisure Acquisition Corp., a blank check company from September 2017 until it completed a business combination in June 2021. We believe Mr. Weil is well qualified to serve as a member of our Board due to his extensive business and leadership experience, particularly in the gaming industry.

Michael R. Chambrello has been a director since January 2019. Mr. Chambrello is principal of Wickford Strategic Investment, LLC. Mr. Chambrello served as the Chief Executive Officer of North America Lottery for International Game Technology PLC from March 2015 until December 2017, where he was responsible for the development and delivery of all lottery technology solutions globally, the strategic development and management of the lottery business in the U.S. and Canada and the global instant ticket printing business. From July 2005 to December 2013, Mr. Chambrello served in various roles at Scientific Games Corporation, including Chief Operating Officer, President and Chief Executive Officer, and Chief Executive Officer–Asia-Pacific Region. He served as President and CEO of Environmental Systems Products Holdings from November 2000 to June 2005 and as CEO of Transmedia Asia Pacific, Inc. and Transmedia Europe Inc. from 1998 to 1999. He served in various roles at GTECH Holdings Corporation and its subsidiaries, most recently as President of GTECH Corporation and Executive Vice President of GTECH Holdings Corporation, from 1981 to 1998. Mr. Chambrello has served on the board of directors of various public and private companies, most recently as chairman of the board of directors of Meridian Lightweight Technologies. He has also served on the board of numerous not-for-profit organizations, and currently sits on the executive committees of the Petit Family Foundation and is an emeritus member of the Southern Connecticut State University Foundation. Mr. Chambrello earned a Bachelor of Science degree in Economics from Southern Connecticut State University. We believe Mr. Chambrello is well qualified to serve as a member of our Board due to his extensive business experience, including significant operational experience with public companies in the gaming industry.

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Ira H. Raphaelson has been a director since December 2016. Mr. Raphaelson, as well as serving as a member and past Chair of the Northwestern University School of Law Board for over two decades, was previously a Senior Counsel at the international law firm of White & Case LLP, in Washington, D.C and Chicago, Illinois from January 2019 until June 2023. Mr. Raphaelson also served as an adjunct professor of law at Northwestern University’s Pritzker School of Law from September 2017 to February 2023. Mr. Raphaelson served as Executive Vice President and Global General Counsel of Las Vegas Sands Corp. from November 2011 and as the company’s Secretary from January 2015 until August 2016. Mr. Raphaelson served as Vice President and General Counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in and helped manage the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime within the Department of Justice. Mr. Raphaelson earned an undergraduate degree and a law degree from Northwestern University. We believe Mr. Raphaelson is well-qualified to serve as a member of our Board due to his extensive legal and business experience, including his experience with public companies and advising with respect to legal and regulatory compliance.

Desirée G. Rogers has been a director since August 2018. Ms. Rogers is the Chief Executive Officer and Co-Owner of Black Opal, LLC, a cosmetics company with two separate brands, Fashion Fair and Black Opal specifically designed for the ethnic market. From August 2010 until May 2017, Ms. Rogers was the Chief Executive Officer of Johnson Publishing Company, LLC, a lifestyle company inspired by the African American experience. Ms. Rogers served as the Chair of the Chicago tourism bureau, Choose Chicago from 2013 until 2019. Ms. Rogers was the White House Social Secretary for President Obama from January 2009 to April 2010. She served as President of Social Networking for Allstate Financial, a business unit of the Allstate Corporation, from July 2008 to December 2008; as President of Peoples Gas and North Shore Gas, two utility companies owned by Peoples Energy Corporation (a public company acquired by Integrys Energy Group), from 2004 to July 2008; as Senior Vice President and Chief Marketing Officer and Vice President of Peoples Energy Corporation from 1997 to 2004; and as a Director of the Illinois Lottery from 1991 to 1997. In addition, Ms. Rogers served on the Board of Trustees of Equity Residential, a public real estate investment trust, Blue Cross Blue Shield and Pinnacle Entertainment, Inc. She currently serves on the boards of Northwestern Memorial Foundation, The American Cancer Society and Stagwell Inc., a publicly listed marketing services business. Ms. Rogers has an undergraduate degree from Wellesley College and an M.B.A. from Harvard Business School. We believe Ms. Rogers is well qualified to serve as a member of our Board due to her extensive experience as a senior executive in the public and private sectors.

Steven M. Saferin has been a director since August 2018. Mr. Saferin is Managing Director of Entertainment and Sports Gaming Network, LLC, a gaming licensing consultancy firm he founded in 2019. Mr. Saferin previously founded Media Drop-In Productions (later named MDI Entertainment), a licensed lottery games and promotions business in 1986, where he served as President and Chief Executive Officer until 2003, when he sold the company to Scientific Games Corporation. Following the sale, Mr. Saferin continued to lead MDI as a division president and also assumed the position of Chief Creative Officer for Scientific Games in 2009 until his retirement in 2016. Prior to founding MDI, Mr. Saferin was the Director of Program Acquisitions at ESPN from 1982 to 1986 and served as a vice president with both Viacom Communications and Warner Amex Cable from 1978 to 1982. Mr. Saferin was an attorney for the Federal Communications Commission and for Viacom International Inc. between 1974 and 1978. He has a journalism degree from American University and was a sportswriter at the Washington Post. Mr. Saferin endowed the Sports Communication Program at American University. He holds a law degree from the University of Maryland. He has been recognized by the Lottery Hall of Fame for innovations in lottery advertising and the invention and implementation of licensed games in the lottery industry. We believe Mr. Saferin is well qualified to serve as a member of our Board due to his extensive experience in business, brand marketing and as a lottery products innovator.

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Katja Tautscher has been a director since February 2021. Ms. Tautscher has served as the General Counsel of OMV Group, an Austrian multinational integrated oil, gas and petrochemical company, which is headquartered in Vienna, Austria, and listed on the Vienna Stock Exchange, since June 2022. In this capacity, Ms. Tautscher leads the legal team and provides respective services to the senior management and the different business units and functions. Prior to that, Ms. Tautscher was the Chief Legal and Compliance Officer of Borealis AG, one of the world’s leading providers of advanced and circular polyolefin solutions and a European market leader in base chemicals, fertilizers and the mechanical recycling of plastics. Ms. Tautscher joined Borealis AG in 2008 as General Counsel and served as Chief Legal and Procurement Officer to the Borealis Group, where she, next to her responsibilities to oversee all legal activities of the group, was also accountable for the cost-efficient sourcing of all technical goods and services, raw materials and business services for the entire group, from 2014 to 2020. Prior to joining Borealis AG, Ms. Tautscher worked as Assistant General Counsel to Scientific Games Inc, a global leader in the gaming and lottery industries, from 2006. In this capacity, she conducted EU gaming regulatory work and supervised U.K. legal operations. Before that, Ms. Tautscher worked as an associate and partner in Austrian and European magic circle law firms focusing on regulatory topics, including gaming and betting laws as well as competition and antitrust matters. Ms. Tautscher was previously a supervisory board member of Borealis Agrolinz Melamine GmbH. Ms. Tautscher currently serves as director of OMV Petrom S.A., a company based in Bucharest, Romania and listed on the Romanian Stock Exchange, as chairwoman of OMV Downstream GmbH and OMV Exploration and Production GmbH, both based in Vienna, Austria. In March 2026, Ms Tautcher has been appointed to the Supervisory Board and Responsible Gaming Committee of Casinos Austria AG, a company founded in 1967 and based in Vienna, Austria, owning and operating casinos around the world, including 40 land-based casinos in 16 countries, 8 shipboard casinos, slot parlous, lottery products, and an online gambling platform. Ms. Tautscher has a legal degree from the University of Vienna, Austria, and holds an LL.M. from London School of Economics and an M.B.A from INSEAD (Fontainebleau). She is admitted to the bar of Austria and is a solicitor of England and Wales. We believe that Ms. Tautscher is well qualified to serve as a member of the Board of Directors because of her extensive global legal and business experience, including her appointments within the gaming sector.

John M. Vandemore has been a director since December 2016. Mr. Vandemore has served as Chief Financial Officer of Skechers USA, Inc., a globally branded casual footwear design and marketing company, since November 2017. Previously, he served as Executive Vice President, Divisional Chief Financial Officer of Mattel, from September 2015 until October 2017. Prior to that, he served as Chief Financial Officer and Treasurer of International Game Technology from 2012 until 2015. Prior to that, from 2007 to 2012, Mr. Vandemore served as Vice President and Chief Financial Officer of Walt Disney Imagineering, a division of The Walt Disney Company, a global entertainment company. From 2005 to 2007, Mr. Vandemore served as Vice President and Director, Operations Planning & Analysis of The Walt Disney Company. Prior to 2005, Mr. Vandemore held various positions at AlixPartners, Goldman Sachs, and PricewaterhouseCoopers. Mr. Vandemore earned a Bachelor of Business Administration degree with a major in Accountancy from the University of Notre Dame and a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe Mr. Vandemore is well qualified to serve as a member of our Board due to his extensive financial, accounting and business experience, including his experience as a chief financial officer.

Brooks H. Pierce has been our President since May 2018 and our Chief Executive Officer since January 2023 (previously serving as our Chief Operating Officer from May 2018 until January 2023). Mr. Pierce joined the Company as Senior Vice President, North America, in April 2018. He previously held the position of Chief Executive Officer of BHP Consulting Group, LLC, a sales, marketing and leadership consulting firm that provided consulting services to the Company from May 2017 through March 2018. From 2015 to 2017, Mr. Pierce was Managing Director of the Americas for Aristocrat Technologies, Inc. He was Chief Revenue Officer for the gaming division of Scientific Games Corporation from 2012 to 2015 and held various other roles within Scientific Games from 1991 to 2010, including Senior Vice President of Marketing and President of Scientific Games Racing. From 2010 to 2012, Mr. Pierce was the President and Chief Business Development Officer of Sportech PLC, a U.K.-based gaming equipment and systems supplier. He is currently a Member of the Advisory Board of Leading Edge Ventures, a Wilmington, Delaware-based venture capital fund, as well as an Advisory Board Member of the Horn Entrepreneurial Program at the University of Delaware. He received his BA from the University of Delaware and is a graduate of the Columbia Business School Senior Executive Program.

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James Richardson has been our Chief Financial Officer since January 2025. From 2019 through 2024, Mr. Richardson was employed by Manchester Airports Group as Group Commercial Finance Director and Finance Director of London Stansted and East Midlands Airports, where he contributed significantly to a host of financial, commercial and operational achievements. From 2017 until 2019, Mr. Richardson served as Global Online Finance Director of William Hill plc, one of the world’s leading gaming and betting companies, overseeing the £600 million online betting and gaming business. His leadership was instrumental in delivering substantial multi-territory growth and successfully reorganizing the business to align with strategic objectives. He also served as CFO for Dollar Financial Corp’s UK division, and as CFO for the UK and European divisions of Global Payments Inc., a NASDAQ-listed financial services provider. Earlier in his career, he worked at HSBC Plc, focusing on strategy, mergers and acquisitions, leading the sale of their merchant services business to Global Payments Inc. Mr. Richardson, a Chartered Accountant (FCA, ICAEW), began his career at PricewaterhouseCoopers LLP. He is a graduate of the University of Hull, United Kingdom.

Simona Camilleri has been our General Counsel since July 2024. Dr. Camilleri has an extensive background in the legal and compliance field, holding various leadership roles at companies such as Sportingtech (March 2022 to May 2024), Casumo (August 2020 to January 2022), Payhound and Booming Games (2016-2020), the Betclic Everest Group (2011 to 2016), and UK Counsel for Scientific Games, Global Draw, and Games Media (2006 to 2011). Additionally, she has served on the Board of Gaming Malta and as an Executive Committee Member (Chairperson) for the Remote Gaming Business Section of the Malta Chamber of Commerce. She obtained an LLM in Commercial Law from University College London, after having been awarded a Chevening Scholarship by the British Foreign and Commonwealth Office in 2005. She holds a Doctor of Laws degree and a Bachelor of Arts in Law & Sociology from the University of Malta. She was admitted to the bar in Malta in 2004 and to the Roll of Solicitors of England and Wales in 2007, and again in 2024 on her return to the U.K. She is a member of the Malta Chamber of Advocates and the Law Society of England & Wales.

Board of Directors

The Board is comprised of seven directors, each of whom is a nominee for election at the Annual Meeting. During the fiscal year ended December 31, 2025, the Board met four (4) times and all directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served. We do not have a policy regarding director attendance at annual meetings, but encourage directors to attend if possible. All of the directors then serving on the Board attended our 2025 virtual annual meeting of stockholders.

Director Independence

NASDAQ listing standards require that a majority of the Board be independent. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of our non-employee directors (Messrs. Chambrello, Raphaelson, Saferin, and Vandemore and Mses. Rogers and Tautscher) is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

Lead Independent Director. Mr. Chambrello serves as the Board’s Lead Independent Director.

Committees of the Board. The standing committees of the Board consist of an Audit Committee, a Compensation Committee, and a Nominating, Governance and Compliance Committee. Each of the committees is comprised solely of independent directors and reports to the Board.

Audit Committee

The current members of our Audit Committee are Messrs. Vandemore, Chambrello and Raphaelson. Mr. Vandemore is the chairman of the Audit Committee. All members are independent under applicable NASDAQ and SEC rules.

Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Vandemore qualifies as an “Audit Committee financial expert” as defined in applicable SEC rules.

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We have adopted an Audit Committee charter, available on our website, which details the principal functions of the Audit Committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	overseeing cybersecurity and information security matters;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to our entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee held eight (8) meetings during 2025. As part of these meetings, the Committee closely monitored the Company’s internal controls remediation progress, met with the Company’s Chief Financial Officer and Audit & SOX Director, who provided regular and direct status updates on remediation, including on IT and Financial SOX remediation efforts, as well as conducted its regular functions. On a regular basis, the engagement partner of CBIZ CPAs P.C., the Company’s external auditor, provided updates on their audit work, including with respect to the testing of the Company’s IT and 404 SOX audit remedial work. In addition, the Committee regularly met with management in executive sessions to discuss various aspects of the remediation progress. As disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, management has made significant progress in successfully remediating a substantial number of the Company’s historical material weaknesses, significant deficiencies and control deficiencies which were identified in its internal control over financial reporting assessment at December 31, 2024.

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Compensation Committee

The current members of our Compensation Committee are Messrs. Saferin, Chambrello and Raphaelson. Mr. Saferin is the chairman of the Compensation Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Compensation Committee charter, available on our website, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving the compensation of the Company’s executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our equity-based remuneration plans;

●	assisting management in complying with our SEC filings and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

The Compensation Committee held ten (10) meetings during 2025.

Nominating, Governance and Compliance Committee

The current members of our Nominating, Governance and Compliance Committee are Messrs. Raphaelson and Saferin and Mses. Rogers and Tautscher. Mr. Raphaelson is the chairman of the Nominating, Governance and Compliance Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Nominating, Governance and Compliance Committee charter, available on our website, which details the principal functions of the Nominating, Governance and Compliance Committee, including:

●	reviewing and making recommendations to the Board annually with respect to the composition, size and needs of the Board;

●	developing a pool of potential director candidates in the event of a vacancy on the Board;

●	reviewing stockholder nominations for candidates to the Board, if any, and any stockholder proposals affecting corporate governance, and making recommendations to the Board accordingly;

●	reviewing the size, structure and composition of each committee of the Board and presenting recommendations to the Board for committee membership annually and to fill vacancies as needed;

●	evaluating and recommending termination of membership of individual directors in accordance with the Company’s bylaws, for cause or for other appropriate reasons;

●	reviewing planning for the succession to senior management positions, including the position of Chairman of the Board and President and Chief Executive Officer;

●	periodically reviewing overall corporate governance principles, procedures and practices of the Company and making recommendations to the Board as appropriate;

●	receiving reports on environmental, social and governance matters;

●	evaluating and monitoring the Company’s policies and procedures for the use of third-party contractors and customer acquisition; and

●	monitoring compliance by the Company with its policies, including, but not limited to, the Company’s Whistle Blowing Policy, Insider Trading Policy, Code of Ethics, Anti-Corruption and Bribery Policy, and guidelines regarding conflicts of interest.

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The Nominating, Governance and Compliance Committee held four (4) meetings during 2025.

Oversight of Cybersecurity

The Company maintains a governance structure to address cybersecurity risk. For details, see Item 1C of our Annual Report.

Consideration of Director Candidates

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating, Governance and Compliance Committee evaluates director candidates based on a number of qualifications, including, without limitation, their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, and, for incumbent directors, his or her past performance.

Procedures for Consideration

The Nominating, Governance and Compliance Committee initially evaluates a prospective nominee on the basis of their resume and other background information that has been made available. A member of the Nominating, Governance and Compliance Committee will contact for further review those candidates who the committee believes are qualified, may fulfill a specific Board need and would otherwise make a strong contribution to the Board. If, after discussions with the candidate and other reviews and consideration as may be necessary or appropriate, the Nominating, Governance and Compliance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board, which ultimately determines each slate of director nominees to be proposed to stockholders and ultimately determines when and how to fill vacant Board seats between stockholder elections.

Candidates Recommended by Stockholders

The policy of our Nominating, Governance and Compliance Committee is to consider recommendations for candidates for director nominees that are properly submitted by stockholders. Any stockholder recommendations for consideration by the Nominating, Governance and Compliance Committee should include the candidate’s name; biographical information; business and residence addresses; resume; information regarding any relationships between the candidate and the Company within the last three years; a description of all arrangements between the candidate and the recommending stockholder and any other person by which the candidate is being recommended; a written indication of the candidate’s willingness to serve on the Board; any other information required to be provided under the section of this document entitled “Other Matters – Stockholder Proposals”, the Company’s bylaws and applicable securities laws and regulations; and a written indication of willingness to provide such other information as the Nominating, Governance and Compliance Committee may reasonably request. The Nominating, Governance and Compliance Committee suggests that any stockholder recommendations address, among other matters, how the candidate would qualify for service as a director based on the following criteria in particular: independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy and risk management skills. There are no differences in the manner in which the Nominating, Governance and Compliance Committee evaluates candidates for director recommended by a stockholder, and other director candidates. The Nominating, Governance and Compliance Committee identifies candidates for future Board openings on an ongoing basis in the ordinary course of its business, and any candidates recommended by stockholders would be considered in addition to other candidates known to the Nominating, Governance and Compliance Committee.

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Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board or with a specific director at any time by writing to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attention: Corporate Secretary, or calling +1 (646) 565-3861. We review all messages received and forward messages that reasonably appear to be communications from a stockholder intended to be made to one or more directors about a matter of stockholder interest. Such messages are forwarded as soon as practicable to the particular director to whom they are addressed or, if not so addressed, to the Chairman of the Nominating, Governance and Compliance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to directors.

Governance Principles

The Company is committed to building a culture dedicated to ethical business behavior and responsible corporate activity. We believe strong corporate governance is the foundation to delivering on our commitments. It does this by:

(i)	Being committed to having a board which is representative of the different skillsets and the commercial landscape in which we operate;
(ii)	Having six independent directors out of seven, a lead independent director and entirely independent committees;
(iii)	Having stock ownership guidelines for directors and executive officers;
(iv)	Having annual board and committee self-evaluations and annual evaluations of executive officers and having regular executive sessions of independent directors;
(v)	Implementing policies to combat unethical business conduct and asking suppliers to comply with our Code of Ethics, as well as maintaining a Whistleblowing Policy that protects employees who raise concerns; and
(vi)	Implementing policies and standards for responsible and ethical business practices, financial and compliance controls, including an ISO 9001 compliant Control of External Providers’ policy, an Anti-Corruption & Bribery Policy, an Insider Trading Policy, a Conflict of Interest Policy, and an ISO 27001 compliant Information Security Management System, as well as risk-based employee, consultant, vendor, and business partner due diligence coupled with contracting, finance, and audit oversight.

This is also part of a shared philosophy by the Compensation Committee, which drives the effort to refine and improve alignment of management and stockholder interests.

Stock Ownership Guidelines

According to the Company’s stock ownership guidelines, our named executive officers and the non-employee members of our Board are required to hold shares of our common stock with a value at least equal to the following multiple of their annual base salary or cash retainer:

●	Executive Chairman: 6x annual base salary

●	Other executive officers: 3x annual base salary

●	Non-employee members of Board of Directors: 5x annual cash retainer

Under the ownership guidelines, shares counting toward satisfaction of these guidelines include shares owned outright or indirectly held by the individual or by a member of the individual’s immediate family residing in the same household and including through 401(k) plans and shares held in trust for the benefit of the individual and/or the individual’s family as well as shares underlying restricted stock units.

Clawback Policy

The Company maintains a compensation recovery policy that subjects the incentive-based compensation of our executive officers (i.e., compensation that is granted, earned or vested based wholly or in part upon the attainment of a financial reporting measure) to recovery in the event the Company is required to prepare an accounting restatement due to material noncompliance with financial reporting requirements.

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Audit Committee Report*

The Audit Committee meets regularly with the Company’s management and its independent registered public accounting firm to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly with the Company’s independent registered public accounting firm alone to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm and periodically reviews its performance and independence.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2025 with management, and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, the Audit Committee reviewed the written disclosures and letter from our independent registered public accounting firm required by the rules of the PCAOB and discussed the independence of the independent registered public accounting firm under applicable PCAOB and SEC requirements. Based upon such reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2025 be included in the Company’s Annual Report on Form 10-K for such year, for filing with the SEC.

Respectfully submitted,

Audit Committee of the Board of Directors

/s/ John Vandemore, Chair

/s/ Michael R. Chambrello

/s/ Ira H. Raphaelson

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. Copies of our Code of Ethics and our Audit Committee, Compensation Committee and Nominating, Governance and Compliance Committee charters are available on our website at www.inseinc.com. Amendments to, or waivers for any of our principal executive officers from the requirements of, our Code of Ethics, if any, will be disclosed on our website at www.inseinc.com or in our reports filed with the SEC.

Insider Trading Policy

Under our insider trading policy, all employees (including officers) and members of the Board are prohibited from purchasing shares on margin, from engaging in short sales, and from buying or selling puts, calls or other derivatives in respect of our securities. Although we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect the individual’s investment in our securities. Any hedge must be for at least six months and relate to stock or options held by the individual. All hedging transactions must be pre-cleared pursuant to our insider trading policy. The Company has not approved any hedging transactions and does not expect to do so.

Employees certify their receipt of on-boarding and periodic training in the foregoing as well as other corporate controls policies.

We are committed to promoting high standards of ethical business conduct and compliance with applicable laws, rules and regulations. As part of this commitment, we have adopted our insider trading policy governing the purchase, sale, and/or other dispositions of our securities by our directors, officers, employees that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and the exchange listing standards applicable to us. A copy of our insider trading policy was filed as Exhibit 19.1 to our Annual Report.

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EXECUTIVE COMPENSATION

Executive Compensation Oversight and Objectives

Our executive compensation program is overseen by the Compensation Committee. The Compensation Committee has developed the following goals for our executive compensation program:

●	to attract and retain key executive talent by providing competitive compensation;

●	to reward executive officers based upon the achievement of Company performance goals and individual performance goals; and

●	to align the interests of executive officers with those of our stockholders.

Compensation Consultant

The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. Representatives of FW Cook regularly attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee between meetings. FW Cook reports directly to the Compensation Committee and the Compensation Committee oversees the fees paid to it for its services. FW Cook provides the Compensation Committee with independent and objective guidance on a variety of matters related to our executive and director compensation programs and general compensation and benefits matters. FW Cook does not provide any consulting services to the Company beyond its role as a consultant to the Compensation Committee. The Compensation Committee conducts an assessment of the independence of its compensation consultant annually, pursuant to SEC rules and, following its most recent assessment, concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee. During 2025, FW Cook provided the following services to the Compensation Committee: (1) prepared a compensation risk assessment; (2) provided advice on Stock Ownership Guidelines; and (3) advised the Compensation Committee on executive compensation trends and regulatory developments generally.

Benchmarking

In evaluating each element of compensation for our executive officers and senior officers, the Compensation Committee reviewed and benchmarked compensation levels against competitive market data developed by FW Cook. In general, market data developed by FW Cook was comprised of peer group proxy compensation data, together with compensation data by functional position derived from general industry surveys.

The proxy peer group composition is reviewed and approved by the Compensation Committee after obtaining advice from FW Cook. Key criteria for inclusion include similar size, industry focus, scope and complexity of business as well as companies with which we compete for executive talent. The current peer group is as follows: Accel Entertainment, Inc. (NYSE:ACEL), Agilysys, Inc. (NASDAQ:AGYS), Century Casinos, Inc. (NASDAQ:CNTY), Everi Holdings Inc. (NYSE:EVRI), Full House Resorts, Inc. (NASDAQ:FLL), GAN Limited (NASDAQ:GAN), Golden Entertainment, Inc. (NASDAQ:GDEN), IMAX Corporation (NYSE:IMAX), LiveOne, Inc. (NASDAQ:LVO), PlayAGS, Inc. (NYSE:AGS), Reservoir Media, Inc. (NASDAQ:RSVR), Rush Street Interactive, Inc. (NYSE:RSI), Synchronoss Technologies, Inc. (NASDAQ:SNCR) and Turtle Beach Corporation (NASDAQ:TBCH).

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Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs are not reasonably likely to have a material adverse effect on the Company. Additionally, the Compensation Committee works with management to ensure that compensation incentives are structured in a manner to minimize risk of non-compliance. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee as well as with an independent compensation consultant. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team-oriented rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting executive compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. Both in reliance on its independent compensation consultant’s report and on its own judgments, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Named Executive Officers

The named executive officers of the Company (the “Named Executive Officers”) for 2025 were as follows:

Named Executive Officer	Position
A. Lorne Weil	Executive Chairman
Brooks H. Pierce	President and Chief Executive Officer
James Richardson	Executive Vice President and Chief Financial Officer

Executive Compensation Elements

The principal elements of the compensation program for our Named Executive Officers consist of:

●	base salary;

●	short-term cash bonus awards;

●	long-term equity awards;

●	personal benefits; and

●	termination and change in control provisions.

Base Salary

Base salary levels are reviewed by the Compensation Committee on an annual basis and as circumstances warrant. In determining base salary levels, the Compensation Committee considers market competitive information, internal pay equity, individual responsibilities and performance assessments.

Incentive-based Compensation

Overview of Short- and Long-Term Incentive Plans

The Company’s short-term incentive plan (STIP) is based on attainment of Adjusted EBITDA (as defined below in the “Pay versus Performance” section) before the inclusion of bonuses under the STIP (“Adjusted EBITDAB”). The STIP for 2025 had various target eligibility levels across multiple tiers of management levels ranging from 10% to 130% of base salary depending on corporate performance, business segment performance, and individual performance objectives. Bonus eligibility for the Company’s executive officers for 2025 was based on corporate performance criteria.

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The Company’s long-term incentive plan (LTIP) contemplates an aggregate award of restricted stock units with a value equal to a percentage of base salary depending on management levels and ranging from 10% to 100%. Half of the awards are time-vested and half are subject to performance criteria. The time-vested restricted stock units vest as to 1/3 in each year beginning in the year of grant, and the performance-based restricted stock units vest on December 31 of the second year following the performance period, provided that such shares are earned by meeting the performance criteria set at the time of the grant for the initial year. The performance criteria are based on Adjusted EBITDAB targets.

Short-Term Cash Bonus Awards

2025 Short-Term Cash Bonus Awards

As part of the STIP adopted by the Compensation Committee, the Named Executive Officers were eligible to receive performance-based cash bonuses for 2025 based on a formula that involved attainment of the Company’s financial performance metrics. The target bonus opportunity for Mr. Weil for 2025 was equal to 130% of his base salary and his maximum bonus opportunity was equal to 260% of his base salary. The target bonus opportunity for Mr. Pierce for 2025 was equal to 120% of his base salary and his maximum bonus opportunity was equal to 240% of his base salary. The target bonus opportunity for Mr. Richardson for 2025 was equal to 50% of his base salary and his maximum bonus opportunity was equal to 100% of his base salary. Mr. Richardson also had an opportunity to earn an additional 10% STIP bonus, conditioned upon the Company’s external auditor issuing an unqualified audit opinion without any material weaknesses/significant deficiencies.

In adopting the budget and bonus structure for 2025, the Compensation Committee, on recommendation of the executive team, adopted a budget with an Adjusted EBITDAB target of $110.2 million (converted from GBP, our functional currency, based on prevailing exchange rate on approval date).

In February 2026, the Compensation Committee reviewed the preliminary Adjusted EBITDAB results for 2025 and the performance of the executive officers and other eligible employees. Based on such evaluation, the Compensation Committee approved awards for the Named Executive Officers equal to 98.84% of their target award opportunity, reflecting the level of attainment of the corporate performance target for the year (such awards being subject to adjustment until the financial statements to be included in the Annual Report were finalized).

Additional Criteria for Finance Team

For 2025, the Compensation Committee determined that members of the finance team would have the opportunity to be awarded an additional 10% STIP bonus, conditioned upon the Company’s external auditor issuing an unqualified audit opinion without any material weaknesses/significant deficiencies. The Compensation Committee determined that such additional bonus opportunity was appropriate, in particular given the work involved and the importance to the Company of achieving remediation of material weaknesses and deficiencies. Despite considerable improvements in this area, the opportunity was not realized and no additional STIP bonus awards were made.

Long-Term Equity Awards

In February 2025, the Compensation Committee approved awards of RSUs to management based on a percentage of base salary (100% for Mr. Weil and Mr. Pierce and 50% for Mr. Richardson) and a formula price methodology, half of such RSUs subject to a time-based vesting schedule and half subject to performance criteria for the 2025 year (as measured by Adjusted EBITDAB) and a vesting schedule (Mr. Weil’s formula grant of RSUs is subject to a cap of 80,000 RSUs and a different formula price methodology in accordance with the terms of his employment agreement). The time-based RSUs vest 1/3 each year beginning in year of grant, and the performance-based RSUs vest on December 31 of the second year following the performance period, provided the performance criteria set at the time of the grant for the initial year has been attained.

Although there is an overlap between the metrics used in the Company’s short-term and long-term incentives, the Compensation Committee believes Adjusted EBITDAB is a key indicator of both short- and long-term performance outcomes. The Compensation Committee takes this overlap into consideration in determining compensation incentives of Company executives, to attempt to achieve an appropriate level of focus across the key drivers of the Company’s performance.

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The Company calculated the value of the Common Stock for the formula awards at $12.58, in comparison to the closing price of $10.35 of our stock on the date of grant. The formula amount was determined based on the highest of (i) the 20-trading day average price prior to the grant date, (ii) the 20-trading day average preceding the highest price for the prior year, and (iii) 80% of the formula price at which the prior year’s formula awards were granted. In Mr. Weil’s case, pursuant to the terms of his employment agreement, the formula price was determined to be $10.32 (the closing price prior to the date of grant) and the number of shares was capped at 80,000.

Grants of Certain Equity Awards

The Company’s stock-based awards consist of RSUs (time-based and performance-based). Accordingly, we do not have a policy or practice relating to the timing for approving stock option grants. The Compensation Committee has determined that granting RSUs rather than options allows it to better conserve the shares allotted for incentive purposes under the stockholder approved plan.

Personal Benefits

The executive officers of the Company who are U.S.-based (Messrs. Weil and Pierce) are offered executive-tiered life insurance (at 4 times base salary) and health insurance and participation in a broad-based 401(k) plan that provides matching contributions of up to 4% of compensation (subject to IRS annual maximums).

The executive officers of the Company who are U.K.-based (Mr. Richardson and Ms. Camilleri), receive U.K. market-related benefits, including executive-tiered health insurance, life insurance and a defined contribution pension scheme carrying a 15% employer contribution.

The Company also provides tax equalization benefits to Mr. Pierce associated with his dual location employment services in the U.K. and provides travel and accommodation reimbursement benefits to Mr. Richardson for his weekly commute to the Burton on Trent, U.K. office.

Employment Agreements, including Termination and Change in Control Provisions

The employment service agreements entered into with our Named Executive Officers establish the overall framework for each such officer’s compensation, including base salary and target and maximum bonus amounts.

In January 2025, the Company entered into addendums to its employment agreements with each of Messrs. Weil and Pierce, which, as described below, extended their term of employment by one year, increased their base salary rates and increased their annual target bonus opportunity.

Employment Agreement with A. Lorne Weil, Executive Chairman

The Company entered into an employment agreement with Mr. Weil on October 9, 2020, which was most recently amended on January 29, 2025 with an effective date of January 1, 2025.

Pursuant to the terms of the January 2025 amendment, Mr. Weil’s base salary was increased from $800,000 to $950,000, his annual target bonus opportunity was increased from 120% to 130% of his annual salary (his maximum bonus opportunity is equal to two times his target bonus) and the term of his employment was extended from December 31, 2027 to December 31, 2028.

Mr. Weil is eligible to participate in the Company’s long-term incentive plan available to senior executives. With respect to the annual formula awards of RSUs under the long-term incentive plan, as discussed above, Mr. Weil’s formula amount of RSUs is determined by dividing his annual base salary by the closing price of the Company’s stock on the date prior to grant, subject to a maximum amount of 80,000 RSUs for any fiscal year.

Mr. Weil’s employment agreement provides for special equity grants – he was awarded 100,000 RSUs upon execution of his employment agreement in October 2020 (which were subject to a time-based service condition) and an additional 750,000 RSUs that were conditioned on stockholder approval of the 2021 Omnibus Incentive Plan (obtained at the 2021 Annual Meeting of Stockholders). The 750,000 RSUs were comprised of 165,000 time-based RSUs, 187,500 Adjusted EBITDA based RSUs and 397,500 stock price based RSUs.

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The time-based RSUs have met the applicable vesting schedule. With respect to the Adjusted EBITDA based RSUs, the award was comprised of three increments of 62,500 RSUs that could be earned for each of the years from 2022 to 2024, subject to attainment of targets consistent with the Company’s annual STIP bonus program, provided that proration of the award begins upon achievement of 70% of the annual target, and provided that for each year in which the Compensation Committee determines that the STIP target has been exceeded, the excess EBITDA would be applied to the subsequent year in determining whether Mr. Weil has met the subsequent year’s EBITDA target. The applicable targets were met at the 100% level for the 2022 year and subsequent years after factoring carryover performance. With respect to the stock price based RSUs, tranches covering 300,000 of the RSUs met the applicable targets and the remaining 97,500 RSUs remain unvested (comprising 50,000 RSUs subject to a $17.50 stock price target and 47,500 RSUs subject to a $20.00 stock price target).

Mr. Weil was awarded further special equity grants under the second addendum, which was conditioned on stockholder approval of the Company’s 2023 Omnibus Incentive Plan (obtained at the 2023 Annual Meeting). The grants were comprised of an aggregate of 125,000 Adjusted EBITDA RSUs (that may be earned in one-third increments for each of the calendar years from 2025 to 2027), and 125,000 stock price based RSUs (that may be earned in one-quarter increments by meeting certain stock price targets, as measured over a consecutive 45-day calendar period) ranging from a price target of $15.00 to $22.50). The stock price target applicable to the first increment was achieved in February 2023. The tranche of Adjusted EBITDA RSUs (for 2025) met the criteria for vesting at the 100% level after factoring carryover for performance in excess of the target for prior years.

In the event the Company elects to terminate Mr. Weil’s employment without cause, or if Mr. Weil terminates his employment for good reason, Mr. Weil would receive his salary and target bonus amount through the earlier of (i) his contract termination date and (ii) eighteen months (or thirty months if the termination constituted a “change in control termination event” as defined), he would receive a prorated target bonus for the year of termination and his unvested equity awards (excluding his special sign-on RSUs) would remain outstanding subject to potential vesting in accordance with the time, performance or other conditions applicable to the awards. With respect to the special sign-on RSUs (as to which an aggregate of 191,250 stock price RSUs and 83,334 Adjusted EBITDA RSUs remain unvested), if Mr. Weil’s employment terminates prior to the end of the agreement, the unvested portion would lapse in circumstances other than death, a “change in control termination event” or if the Company’s stock is no longer publicly traded, in which case all or a portion of the outstanding balance would vest.

In addition, in accordance with the terms of Mr. Weil’s agreement, term life insurance coverage was obtained in December 2020 in the amount of $3.0 million (four times his then current base salary rate) in order to provide Mr. Weil with a death in service benefit equal to four times his base salary, reflecting the rate of coverage offered to other executives of the Company under a group policy. The annual cost of the coverage to the Company is approximately $74,000. Commencing in December 2024, Mr. Weil receives a supplemental amount of coverage ($262,500) under a group policy.

Under the employment agreement, Mr. Weil will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of eighteen months after termination of his employment (or twelve months in the event of a “change in control termination event”), as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with Brooks H. Pierce, President and Chief Executive Officer

The Company entered into an employment agreement with Mr. Pierce on February 17, 2020, which was most recently amended on January 29, 2025 with an effective date of January 1, 2025.

Pursuant to the terms of the January 2025 amendment, Mr. Pierce’s base salary rate was increased from $585,000 to $650,000, his annual target bonus opportunity was increased from 110% to 120% of base salary (his maximum bonus opportunity is equal to two times his target bonus) and the term of his employment was extended from December 31, 2026 to December 31, 2027.

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Mr. Pierce is also eligible to receive incentive and equity-based compensation and any other benefits determined by the Compensation Committee, including participation in the Company’s long-term incentive plan available for senior executives.

Mr. Pierce’s agreement provides for special equity grants. In February 2020, he received 100,00 time-based RSUs and 100,000 Adjusted EBITDA RSUs (that could be earned in one-quarter increments subject to the attainment of targets for each of the years from 2020 to 2023). The time-based RSUs met the criteria for vesting and 81,852 of the Adjusted EBITDA RSUs met the criteria for vesting, with the remainder canceled. He received an additional special sign-on grant of 75,000 time-based RSUs in July 2021 in connection with an amendment to extend the term of his agreement, which vested on December 31, 2024.

Mr. Pierce received a further grant of 125,000 Adjusted EBITDA Based RSUs (two tranches of 62,500 RSUs for each of the years 2025 and 2026), which was conditioned on stockholder approval of the Company of the 2023 Omnibus Incentive Plan. The first tranche (for 2025) met the criteria for vesting at 98.84% (61,775 RSUs).

In the event the Company elects to terminate the agreement other than for cause, or if Mr. Pierce terminates the agreement for good reason, Mr. Pierce will receive accrued benefits, salary for 12 months and a prorated bonus for the year of termination (or 18 months in the event of a change in control transaction, plus 1.5 times target bonus), and his outstanding equity awards will vest in accordance with the terms set forth in the agreement.

Under the employment agreement, Mr. Pierce will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of one year after termination of his employment, as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with James Richardson, Executive Vice President and Chief Financial Officer

The Company entered into an employment agreement with Mr. Richardson on November 5, 2024 (with an effective date of January 1, 2025).

Mr. Richardson’s base salary rate is £300,000, and his annual target bonus opportunity is equal to 50% of base salary (his maximum bonus opportunity is equal to two times his target bonus). Mr. Richardson is also eligible to receive incentive and equity-based compensation, and any other benefits determined by the Compensation Committee, including participation in the Company’s long-term incentive plan available for senior executives.

The agreement does not have a fixed term of employment. Each party is required to give six months’ notice to terminate the agreement; provided the Company may, in its discretion, elect to terminate with immediate effect by paying the salary contractually due in respect of the notice period or, if less, the notice period still outstanding.

Mr. Richardson’s agreement provided for him to receive a special sign-on equity grant of an aggregate of 30,000 RSUs (which was awarded on January 1, 2025) in the form of time-based RSUs (vesting in 1/3 increments on each of December 31, 2025, December 31, 2026 and December 31, 2027, provided that Mr. Richardson is employed by the Company on each vesting date).

Under the employment agreement, Mr. Richardson will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of six months after termination of his employment, as well as a covenant not to disclose certain confidential information of the Company.

Indemnification Agreements

The Company has entered into indemnification agreements with all of its directors and executive officers pursuant to which such individuals are indemnified by the Company to the fullest extent permitted under Delaware law.

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Summary Compensation Table

The following table sets forth information concerning compensation awarded to, earned by or paid to our Named Executive Officers for the years specified.

Name and Principal Position	Year (1)	Salary ($)	Bonus ($) (2)	Stock Awards ($) (3)	Option Awards ($)	Nonequity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
A. Lorne Weil	2025	950,000	—	1,490,930	—	1,220,674	90,285	3,751,889
Executive Chairman	2024	800,000	86,674	1,391,725	—	283,392	105,734	2,667,525
	2023	787,500	—	3,238,812	—	384,000	103,922	4,514,234
Brooks H. Pierce	2025	650,000	—	1,240,137	—	770,952	98,289	2,759,378
President and CEO	2024	585,000	58,099	341,032	—	189,961	150,017	1,324,109
	2023	570,000	—	1,009,920	—	257,400	111,016	1,948,336
James Richardson	2025	395,510	—	424,059	—	195,461	92,402	1,107,432
Executive VP and CFO (1)

(1)	Mr. Richardson joined the Company as CFO on January 1, 2025 (accordingly, his compensation is shown only for 2025). Mr. Richardson is based in the U.K., and his cash compensation was paid in British pounds (the Company’s functional currency), which has been converted into U.S. dollars using the average exchange rate during the year, of 1.3184 US dollars to one Pound Sterling. In his local currency, Mr. Richardson’s 2025 salary rate was £300,000 and his bonus award under the STIP program was £148,260.

(2)	The amounts shown as bonuses for Mr. Weil and Mr. Pierce reflect the discretionary amounts approved for them in excess of the amounts that met the performance targets under the STIP bonus program for 2024 which are shown in footnote 4 below.

(3)

The stock awards for 2025 consist of (i) formula awards of time-based RSUs and performance-based RSUs to each of the Named Executive Officers, (ii) a sign-on award of time-based RSUs for Mr. Richardson and (iii) a tranche of performance-based RSUs subject to 2025 performance criteria which was approved in a previous year for each of Messrs. Weil and Pierce pursuant to their employment agreements but as to which the accounting grant date for such RSUs did not occur until 2025. The amounts for 2025 also reflect the incremental fair value associated with certain modifications that were approved during 2025 with respect to awards granted in earlier years (the stock price RSUs held by Mr. Weil that are subject to price target vesting conditions will remain eligible to meet the applicable vesting criteria during the extended term of Mr. Weil’s employment agreement which was amended in January 2025; and, with respect to the formula performance-based RSUs awarded for 2024 to Mr. Weil and Mr. Pierce, which met the threshold criteria for 2024, the Compensation Committee approved increasing the number of units to 60% of their target awards, with the remainder canceled).

The values shown reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For the time-based RSUs and performance-based RSUs, the values were determined by multiplying the number of shares subject to the awards by the closing price of the Common Stock on the grant date and, with respect to the performance-based RSUs (as to which the number of RSUs eligible to vest depends on the performance level attained), the amount reflects the Company’s assessment at the time of grant as to the probable outcome of the performance condition, which was determined to be 100% of the target amount. If the formula performance-based RSUs (which had a maximum opportunity of 200%) had instead been valued assuming attainment of the maximum performance level, the grant date fair value of such RSUs would have been as follows: Mr. Weil, $828,000, Mr. Pierce, $534,598 and Mr. Richardson, $152,559. The performance RSUs awarded under the employment agreements with Mr. Weil and Mr. Pierce are capped at 100% of the target amount. With respect to the grants that were modified during 2025, the values reflect the incremental fair value of such awards as of the modification date, which, in the case of the stock price RSUs, was determined using the Monte Carlo simulation method. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

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(4)	The nonequity incentive compensation awards shown reflect amounts earned under the Company’s STIP bonus program and paid after year end. The payout level shown reflects approximately 98.84% of the Named Executive Officer’s target bonus for fiscal 2025, 29.52% for fiscal 2024 (an incremental amount was approved, as shown in footnote 2 above, resulting in an aggregate payout level of approximately 38.55% for 2024) and 40% for fiscal 2023, based on the attainment of performance targets for the applicable year.

(5)	The amounts shown under “All Other Compensation” for 2025 include the following:

(i)	Mr. Weil, $74,037 for term life insurance coverage under an individual policy, $410 for life insurance premiums under a group policy providing supplemental coverage, $11,838 relating to health insurance costs and $4,000 provided as a health insurance benefits supplement;

(ii)	Mr. Pierce, $14,000 in matching contributions allocated to a defined contribution plan, $7,271 for life insurance premiums, $8,169 relating to health insurance costs, $4,000 provided as a health insurance benefits supplement, $1,424 for U.K. tax return preparation costs and tax equalization in the estimated amount of $63,425; and

(iii)	Mr. Richardson, $59,327 in contributions to a defined contribution plan, $1,986 for health insurance premiums, $2,816 for life insurance premiums and $28,273 in costs paid or reimbursed for weekly travel and accommodation expenses.

With respect to the health insurance costs specified above for each of Messrs. Weil and Pierce, the amounts reflect the incremental cost to the Company of providing health insurance coverage to these executives in comparison to the amounts incurred for coverage that’s available generally to the Company’s salaried employees.

Outstanding Equity Awards at 2025 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our Named Executive Officers (or by a transferee) as of December 31, 2025.

	Option Awards					Stock Awards (1)(2)(3)(4)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
A. Lorne Weil (3)	—	—	—	—	—	103,537	969,106	191,250	1,790,100
Brooks H. Pierce	—	—	—	—	—	60,100	562,536	—	—
James Richardson	—	—	—	—	—	32,198	301,373	—	—

(1)	Consists of the following unvested awards:

(i)	RSUs granted on May 11, 2021 to Mr. Weil in connection with his employment agreement, as amended, comprised of two tranches totaling 97,500 stock-price based RSUs (50,000 RSUs vesting at a stock price of $17.50 per share and 47,500 RSUs vesting at a stock price of $20.00 per share) that have not yet vested.

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(ii)	RSUs granted on May 9, 2023 to Mr. Weil in connection with his employment agreement, as amended, in the amount of 125,000 stock price based RSUs (four equal tranches conditioned on attainment of specified price targets: $15.00 per share, $17.50 per share, $20.00 per share and $22.50 share). The first stock price target has been met and the tranche was vested on May 9, 2023.

(iii)	RSUs granted on March 8, 2024 to Mr. Weil and Mr. Pierce in the original amounts of 40,000 and 18,595, respectively, as to which one-third vested on each of December 31, 2024 and December 31, 2025 and one-third is scheduled to vest on December 31, 2026.

(iv)	RSUs granted as performance-based RSUs on March 8, 2024 to Mr. Weil and Mr. Pierce in the target amounts of 40,000 and 18,595, respectively, as to which vesting was conditioned on attainment of pre-established performance criteria for 2024. The performance criteria applicable to the RSUs was met in excess of the threshold level and the Compensation Committee exercised discretion to increase their amounts to 60% of their target awards. The awards remain subject to a time-based vesting schedule (i.e., vesting in one installment on December 31, 2026).

(v)	RSUs granted on January 1, 2025 to Mr. Richardson as a sign-on award in the original amount of 30,000 RSUs, as to which one-third vested on December 31, 2025 and one-third is scheduled to vest on each of December 31, 2026 and December 31, 2027.

(vi)	RSUs granted on February 11, 2025 to Mr. Weil, Mr. Pierce and Mr. Richardson in the original amounts of 40,000, 25,826 and 7,370, respectively, as to which one-third vested on December 31, 2025 and one-third is scheduled to vest on each of December 31, 2026 and December 31, 2027.

(vii)	RSUs granted as performance-based RSUs on February 11, 2025 to Mr. Weil, Mr. Pierce and Mr. Richardson in the target amounts of 40,000, 25,826 and 7,370, respectively, as to which vesting was conditioned on attainment of pre-established performance criteria for 2025. The performance criteria applicable to the RSUs was met at approximately 98.84%. The awards remain subject to a time-based vesting schedule (i.e., vesting in one installment on December 31, 2027).

(2)	The values shown were calculated by multiplying the number of shares subject to the awards by the closing price of the Company’s Common Stock on December 31, 2025 ($9.36). In the case of performance RSUs under the Equity Incentive Plan Awards Value column, the value shown was calculated based on target performance.

(3)	A portion of the awards shown for Mr. Weil (RSUs granted during the years 2021-2024) are held by an entity (Hydralex Holdings LLC) whose membership interests are owned by trusts for the benefit of Mr. Weil’s children and other beneficiaries including Mr. Weil. The awards were transferred for estate planning purposes in May 2024.

(4)

In addition to the awards reflected in the table (i.e., unvested RSUs as of December 31, 2025), the Named Executive Officers (or a transferee in Mr. Weil’s case) held the following vested (but unsettled) RSUs as of December 31, 2025: Mr. Weil, 1,698,407 RSUs; Mr. Pierce, 267,173 RSUs; and Mr. Richardson, 12,456. A portion of these RSUs settled in January 2026 (Mr. Weil, 46,719; Mr. Pierce, 30,398; and Mr. Richardson, 2,456). The balance of vested RSUs are subject to settlement deferral during the employment of the award recipient.

The table also does not include certain tranches of performance-based RSUs approved under the terms of employment agreements with Mr. Weil and Mr. Pierce as to which the targets (and, accordingly, the accounting grant dates) were not established on or before December 31, 2025. Such RSUs comprise two tranches totaling 83,334 RSUs for Mr. Weil (subject to performance criteria for 2026 and 2027) and one tranche totaling 62,500 RSUs for Mr. Pierce (subject to performance criteria for 2026). The targets for each tranche are anticipated to be set in February of the performance year for the tranche (e.g., February 2026 for the tranche relating to 2026 performance).

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Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding “compensation actually paid”, as defined in Item 402(v), and certain financial performance of the Company. In accordance with SEC rules, the “compensation actually paid” amounts shown in the table below for each applicable year reflect certain adjustments to the values reported in the Summary Compensation Table of the proxy statement as described in the footnotes to the following table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(3)	Net Income (millions)(4)	Adjusted EBITDA (millions)(4)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2025	$3,751,889	$3,417,921	$1,933,405	$1,845,790	$77.98	$-17.0	$111.4
2024	$2,667,525	$1,716,384	$1,458,728	$1,226,700	$71.43	$64.8	$100.1
2023	$4,514,234	$2,893,424	$2,035,415	$1,436,436	$73.88	$6.9	$99.2

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Weil in the “Total” column of the Summary Compensation Table for each applicable year. Mr. Weil was our Principal Executive Officer (PEO) for all applicable years. The dollar amounts reported in column (d) represent the average of the amounts reported for our Named Executive Officers (NEOs), other than our PEO, in the “Total” column of the Summary Compensation Table in each applicable year. Our NEOs, other than our PEO, were as follows —for 2023, Brooks Pierce, Carys Damon and Daniel Silvers; for 2024, Brooks Pierce and Marilyn Jentzen; and for 2025, Brooks Pierce and James Richardson.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Weil, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs, other than our PEO, as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the “compensation actually paid” amounts reported above for the PEO and the average paid to the other NEOs:

Adjustments to Summary Compensation Total to Determine Compensation Actually Paid

	Year	Amounts Reported under the Summary Compensation Table Total column	Deduction for Amounts included in the prior column for “Stock Awards” (a)	Inclusion of Equity Values (b)	Compensation Actually Paid
PEO	2025	$3,751,889	$(1,490,930)	$1,156,962	$3,417,921
	2024	$2,667,525	$(1,391,725)	$440,584	$1,716,384
	2023	$4,514,234	$(3,238,812)	$1,618,002	$2,893,424

Average for Other NEOs	2025	$1,933,405	$(832,098)	$744,483	$1,845,790
	2024	$1,458,728	$(316,255)	$84,227	$1,226,700
	2023	$2,035,415	$(604,895)	$5,916	$1,436,436

(a)	Represents the grant date fair value of equity compensation included in the Summary Compensation Table “Total” column as “Stock Awards” for the applicable year for the PEO and the average for the other NEOs.

(b)	The amounts reported in column (b) were computed as follows:

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Components that comprise amounts shown under column “Inclusion of Equity Values” in the table above

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested During the Year	Change in Fair Value from End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions During the Year	Value of Dividends or other Earnings Paid on Stock not Otherwise Reflected in Fair Value or Total Compensation	Total – Inclusion of Equity Values
PEO	2025	$619,660	$12,161	$514,791	$10,350	$—	$—	$1,156,962
	2024	$458,536	$(598,956)	$686,289	$(105,285)	$—	$—	$440,584
	2023	$998,523	$(589,137)	$1,089,774	$118,842	$—	$—	$1,618,002

Average for	2025	$350,729	$2,690	$387,687	$3,377	$—	$—	$744,483
Other NEOs	2024	$106,582	$(6,471)	$28,046	$(43,930)	$—	$—	$84,227
	2023	$120,019	$(178,546)	$160,910	$(96,467)	$—	$—	$5,916

(3)	Cumulative total shareholder return (TSR) was determined based on the value of an assumed initial fixed investment of $100, as of December 31, 2022.

(4)	The amounts shown in the columns for net income and Adjusted EBITDA for 2023 reflect the amounts reported in the financial statements of the Company contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the SEC on March 26, 2025.

(5)	Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments. Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs, (3) gains or losses not in the ordinary course of business and (4) the costs of the restatement of previously issued financial statements. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

For a discussion of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA for 2024 and 2025, see pages 57-60 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025. For a reconciliation of net income to Adjusted EBITDA for 2023, see pages 53-55 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

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Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrates the amount of “compensation actually paid” (“CAP”) to Mr. Weil and the average amount of CAP to the Company’s NEOs as a group (excluding Mr. Weil) relative to the Company’s cumulative total shareholder return (TSR) over the three years presented in the table. The CAP for 2023 reflects sign-on equity awards granted as part of employment agreement extensions. The CAP for 2025 reflects a higher level of performance-based bonuses (measured by Adjusted EBITDA) relative to the prior years in the three-year period. The CAP for 2024 reflects a decline in the Company’s stock price relative to the beginning of the three-year period. A significant portion of compensation is comprised of performance-based bonuses and equity grants, including, in Mr. Weil’s case, equity awards that are conditioned on the attainment of stock price targets.

Compensation Actually Paid and Net Income

The amount of CAP to Mr. Weil and the average amount of CAP to the Company’s NEOs as a group (excluding Mr. Weil) is not aligned with the Company’s net income over the three years presented in the table. The Company has not used net income as a performance measure in the overall executive compensation program.

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Compensation Actually Paid and Adjusted EBITDA

The Company utilizes Adjusted EBITDA when setting goals for the Company’s annual performance bonuses and for the performance-based RSUs that are awarded to the NEOs. More than 50% of the value of total compensation awarded for target level performance to Mr. Weil and Mr. Pierce is in the form of performance-based bonuses and restricted stock units tied to Adjusted EBITDA.

Director Compensation

The Company’s non-employee director compensation program was as follows in 2025:

	Annual Cash Retainer	Annual RSU Award
Board Members	$50,000	$100,000
Lead Independent Director Additional Retainer and Equity	$10,000	$10,000
Committee Chair Additional Retainer and Equity	$10,000	$10,000

With respect to the annual awards of RSUs for 2025, the number of RSUs granted was determined under the non-employee compensation policy (as in effect on the grant date) by dividing the award value (as shown in the table) by the formula price of $12.58 (in comparison to the closing price on the date of grant which was $8.83) which reflected the highest of (i) the twenty trading day average closing price of the immediately preceding year’s high closing price of our Common Stock, (ii) the twenty trading day average closing price of our Common Stock before the date of grant and (iii) 80% of the price at which the formula RSUs were granted for the immediately preceding year. The RSUs vest in four equal installments, one-quarter on the date of grant and the remaining three quarters on the first day of each calendar quarter (i.e., April 1, July 1 and October 1). Directors may elect whether or not they wish to defer settlement of vested RSUs. Amendments to the policy were approved in November 2025 which established that the formula price methodology for annual grants to directors (commencing in 2026) would be based on the twenty-trading day average closing price of our Common Stock before the date of grant.

The compensation paid to individuals who served as non-employee directors is shown below for 2025:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Chambrello	60,000	77,201	—	—	—	137,201
Ira H. Raphaelson	60,000	77,201	—	—	—	137,201
Desirée G. Rogers	50,000	70,190	—	—	—	120,190
Steven M. Saferin	60,000	77,201	—	—	—	137,201
Katja Tautscher	50,000	70,190	—	—	—	120,190
John M. Vandemore	60,000	77,201	—	—	—	137,201

(1)	Represents annual grants of RSUs. The grant date fair value was computed in accordance with FASB ASC Topic 718, by multiplying the number of shares subject to the award by the closing price of the common stock on the grant date. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2025.

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As of December 31, 2025, the aggregate stock awards, consisting of RSUs, held by our non-employee directors were as follows:

Name	Total Number of RSUs (1)
Michael R. Chambrello	22,555
Ira H. Raphaelson	42,716
Desirée G. Rogers	49,390
Steven M. Saferin	62,839
Katja Tautscher	34,845
John M. Vandemore	71,842

(1)	All outstanding RSUs held by the directors were vested as of fiscal year-end.

Equity Compensation Plan Information

As of December 31, 2025, we had the following equity compensation plans, under which the indicated number of securities were issuable upon the exercise of outstanding awards, and the indicated number of securities remained available for future issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	3,627,360	(1)	2,478,718
Equity compensation plans not approved by security holders	—	—	—

(1)	Reflects outstanding awards of RSUs, which have no exercise price. Includes an aggregate of 145,834 performance-based RSUs that were reserved for awards approved during 2023 (subject to performance criteria to be established for 2026-2027) but as to which the performance criteria (and, accordingly, the accounting grant dates) were not established on or before December 31, 2025. Excludes purchase rights accruing under the Employee Stock Purchase Plan.

(2)	Equity compensation plans approved by security holders consist of the 2016 Long-Term Incentive Plan, the Second Long-Term Incentive Plan, the 2018 Omnibus Incentive Plan, the 2021 Omnibus Incentive Plan, the 2023 Omnibus Incentive Plan and the Employee Stock Purchase Plan. The number of shares remaining available for issuance was as follows as of December 31, 2025: 2,021,962 shares under the 2023 Omnibus Incentive Plan (which includes shares rolled over from the 2021 Omnibus Incentive Plan) and 456,756 under the Employee Stock Purchase Plan (which includes approximately 77,000 shares subject to purchase rights that are accruing under the Employee Stock Purchase Plan).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known as of April 8, 2026, the Record Date, regarding the beneficial ownership of our common stock by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock; and

●	each of our directors and named executive officers (named in our summary compensation table), as well as a group total for all of our current directors and executive officers (including those not named in our summary compensation table).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options, warrants or RSUs that are currently exercisable or convertible or exercisable or convertible within 60 days of the date as of which information is provided.

The beneficial ownership of our common stock is based on 26,675,355 shares of common stock outstanding as of the Record Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In addition, unless otherwise indicated, the address for each person named below is c/o Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, NY 10107.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percent of Class
MIHI LLC	3,023,750	(2)	11.3%
David L. Kanen / Kanen Wealth Management, LLC	2,683,969	(3)	10.1%
Samjo Management, LLC	1,965,610	(4)	7.4%
BlackRock, Inc.	1,533,602	(5)	5.7%
A. Lorne Weil	3,123,238	(6)	11.0%
Michael R. Chambrello	91,169	(7)	*
Ira H. Raphaelson	81,632	(8)	*
Desiree G. Rogers	62,815	(9)	*
Steven M. Saferin	69,662	(10)	*
Katja Tautscher	40,321	(11)	*
John M. Vandemore	78,865	(12)	*
Brooks H. Pierce	595,044	(13)	2.2%
James Richardson	11,301	(14)	*
All current directors and executive officers as a group (10 persons)	4,155,131	(15)	14.4%

*	Less than 1 percent

(1)	Derivative securities such as options, warrants and RSUs that are exercisable or convertible into shares of common stock within 60 days of the date as of which information is provided in this table are deemed to be beneficially owned and outstanding for purposes of computing the ownership of the person holding such securities but are not deemed to be outstanding for purposes of computing the ownership of any other person.

(2)	According to a Schedule 13G filed on January 3, 2017, Macquarie Group Limited is the ultimate indirect parent of MIHI LLC and may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held by MIHI LLC. The business address listed in the Schedule 13G for Macquarie Group Limited is 50 Martin Place Sydney, New South Wales, Australia, and the business address listed in the Schedule 13G for MIHI LLC is 125 West 55th Street, New York, NY 10019.

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(3)	According to a Schedule 13G/A filed on November 12, 2025, Kanen Wealth Management, LLC and David Kanen, the Managing Member of Kanen Wealth Management, LLC, have shared voting and dispositive power with respect to 2,557,669 shares and David Kanen has sole voting and dispositive power with respect to 126,300 shares. The business address listed for such persons in the Schedule 13G/A is 6810 Lyons Technology Circle, Suite 160, Coconut Creek, Florida 33073.

(4)	According to a Schedule 13G/A filed on May 14, 2025, Samjo Management, LLC and Andrew N. Wiener, the Managing Member of Samjo Management, LLC, have shared voting power with respect to 918,500 shares and shared dispositive power with respect to 1,965,610 shares. The business address listed for such persons in the Schedule 13G/A is 880 Third Avenue, 16th Floor, New York, NY 10022.

(5)	According to a Schedule 13G/A filed on January 29, 2024, BlackRock, Inc. has sole voting power with respect to 1,520,260 shares and sole dispositive power with respect to 1,533,602 shares. The business address listed in the Schedule 13G/A is 55 East 52nd Street, New York, NY 10055.

(6)	Includes 49,384 shares and 1,651,688 shares subject to vested RSUs held by Hydralex Holdings LLC and 493,015 shares held by Angele Delaware Investments LLC (collectively, the “LLCs”). The LLCs are owned by trusts for the benefit of Mr. Weil’s children and other beneficiaries, including Mr. Weil. Also includes 622,771 shares held by trusts for the benefit of Mr. Weil’s children. According to a Schedule 13D/A filed on March 31, 2026, Carly Weil (who is Mr. Weil’s niece), holds various roles with respect to the LLCs and the trusts and may be deemed to beneficially own the shares held by the LLCs and the trusts.

(7)	Includes 10,070 shares held by the Denise M. Chambrello Revocable Trust, as to which Mr. Chambrello and his spouse are co-trustees. Also includes 28,578 shares subject to vested RSUs.

(8)	Includes 42,716 shares subject to vested RSUs.

(9)	Includes 54,866 shares subject to vested RSUs.

(10)	Includes 68,862 shares subject to vested RSUs.

(11)	Includes 40,321 shares subject to vested RSUs.

(12)	Includes 77,865 shares subject to vested RSUs.

(13)	Includes 300,862 shares held by the Brooks H. Pierce 2025 Grantor Retained Annuity Trust with respect to which Mr. Pierce is the trustee. Also includes 236,775 shares subject to vested RSUs.

(14)	Includes 10,000 shares subject to vested RSUs.

(15)	Includes an aggregate of 2,211,671 shares subject to vested RSUs.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On November 12, 2025, the Company entered into two interest rate swap agreements with Macquarie Bank Limited (an entity affiliated with MIHI LLC, which beneficially owns approximately 11% of our common stock). The swaps became effective on December 9, 2025 and mature on December 9, 2027. The swaps are designed to manage our exposure to interest rate volatility associated with our Senior Notes. Under the terms of the agreements, the Company pays a fixed interest rate of 3.6208% to Macquarie Bank Limited on a notional amount of £250.0 million ($336.3 million), while Macquarie Bank Limited pays the Company a floating rate equal to the rate due on the Senior Notes, subject to a floor of 3.00%.

Nicholas Weil, the son of A. Lorne Weil, our Executive Chairman, is employed by a subsidiary of the Company. For 2025, he was paid a base salary of $172,500 and he was awarded a bonus under the Company’s STIP in the amount of $34,679. He received 2,979 RSUs under the Company’s equity award program for 2025. Effective April 1, 2025, Nicholas Weil’s annual base salary rate was increased to $180,000.

Richard Weil, the brother of A. Lorne Weil, provides consulting services to the Company under an agreement dated December 31, 2021, as amended. For 2025, Richard Weil received an aggregate of $150,000 in consulting fees and $31,445 in reimbursement for out-of-pocket expenses.

David Kesterson, the stepson of Steven Saferin, a member of our Board and Chairman of the Compensation Committee, was employed by a subsidiary of the Company until August 2025. Amounts paid to him for 2025 were under $100,000.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Compensation Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

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PROPOSALS TO BE VOTED ON:

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Director Nominees

The Board proposes the election of the following seven individuals to serve on the Board until the 2027 annual meeting of stockholders or until their respective successors are duly elected and qualified: A. Lorne Weil, Michael R. Chambrello, Ira H. Raphaelson, Desiree G. Rogers, Steven M. Saferin, Katja Tautscher and John M. Vandemore. Each of these individuals currently serves on the Company’s Board.

Pursuant to a stockholders agreement dated December 23, 2016 by and among the Company, the sponsors of the Company’s initial public offering and certain other parties, Mr. Weil is the designated director of the Hydra Sponsor; and Messrs. Chambrello and Raphaelson are the joint designees of the Macquarie Sponsor and Hydra Sponsor.

Brief statements as to each nominee’s background and a statement as to why the Board considers such nominee to be qualified and recommends such nominee for election are set forth above under the heading “Directors, Executive Officers and Corporate Governance.” Each nominee has advised us that he or she is willing to be named as a director nominee and to serve as a director if elected.

Vote Required for Approval

Assuming there is a quorum, the directors will be elected by a plurality of the votes cast.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN DIRECTOR NOMINEES TO SERVE ON THE BOARD UNTIL THE 2027 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

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PROPOSAL NUMBER TWO—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by the SEC’s proxy rules, we are seeking, on an advisory basis, a stockholder vote for approval with respect to compensation awarded to our Named Executive Officers and we are asking for your advisory vote on the following resolution (“say-on-pay vote” resolution):

“RESOLVED, that the stockholders approve the compensation paid to the Named Executive Officers, as disclosed in the proxy statement for the Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the compensation discussion, the summary compensation table and related compensation tables and other related disclosure.”

Information with respect to Named Executive Officer compensation is described in more detail in the section of this proxy statement entitled “Executive Compensation.”

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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PROPOSAL NUMBER THREE—ADVISORY VOTE ON FREQUENCY OF ADVISORY VOTE ON APPROVAL OF NAMED EXECUTIVE OFFICER COMPENSATION

As required by the SEC’s proxy rules, we are seeking, on an advisory basis, a stockholder vote about how often we should seek a say-on-pay vote on compensation awarded to our named executive officers. Under this proposal, you may vote to have the say-on-pay vote held every three years, every two years, or every year, or you may abstain.

Our stockholders voted on a similar proposal in 2020 with the majority voting to hold the say-on-pay vote every three years. We believe that a triennial voting frequency provides our stockholders with sufficient time to evaluate the effectiveness of overall compensation philosophy, policies, and practices in the context of our long-term business results for the corresponding period, while avoiding over-emphasis on short-term variations in compensation and business results. We also believe that a three-year timeframe provides a better opportunity to observe and evaluate the impact of any changes to executive compensation policies and practices that have occurred since the last advisory vote.

Vote Required for Approval

The frequency that receives the highest number of votes cast will be deemed to be the frequency selected by the stockholders. Because this vote is advisory, it will not be binding upon our Board. However, the Board will consider the outcome of the stockholder vote, along with other relevant factors, in recommending a voting frequency to the Board.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL FOR A FREQUENCY OF ONCE EVERY “THREE YEARS” FOR THE STOCKHOLDER ADVISORY VOTE ON COMPENSATION TO OUR NAMED EXECUTIVE OFFICERS.

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PROPOSAL NUMBER FOUR—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee charter provides that the Audit Committee is responsible for appointing the Company’s independent auditor. The Audit Committee has appointed CBIZ CPAs P.C. (“CBIZ”) to serve as the Company’s independent auditor for our fiscal year ending December 31, 2026 and recommends that the Company’s stockholders ratify the appointment of CBIZ. CBIZ has served as the Company’s independent auditor since 2025 after it acquired the attest business of Marcum LLP (“Marcum”), which had served as the Company’s independent auditor since 2016. CBIZ is not expected to have a representative attend the Annual Meeting.

If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider the selection of CBIZ but may determine that continued retention is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines a change would be in our Company’s and our stockholders’ best interests.

Fees Paid to Independent Registered Public Accounting Firm

CBIZ audited our financial statements for the fiscal year ended December 31, 2025 and Marcum audited our financial statements for the fiscal year ended December 31, 2024. The aggregate fees billed to us for services rendered for those years were as follows:

	Twelve Months Ended December 31, 2025	Twelve Months Ended December 31, 2024
Audit fees (1)	$3,122,586	$5,127,340
Audit-related fees	—	—
Tax fees	—	—
All other fees (2)	—	427,986
Total	$3,122,586	$5,555,326

(1)	Audit fees include (i) fees associated with the audits of our consolidated financial statements; (ii) reviews of our interim quarterly consolidated financial statements and (iii) consents and other items related to SEC matters.

(2)	These fees reflect costs, including Marcum’s outside counsel costs, associated with responding to the SEC’s subpoena (issued in March 2024) seeking documents concerning, among other things, the Company’s restated financial statements filed with the SEC in February 2024. The SEC staff notified the Company in January 2025 that it had concluded its investigation.

Pre-Approval Policy

Our Audit Committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof.

Change in Independent Registered Public Accounting Firm

As disclosed in our Current Report on Form 8-K filed with the SEC on April 17, 2025, on November 1, 2024, CBIZ acquired the attest business of Marcum. As a result of this transaction, on April 11, 2025, Marcum resigned as auditor of the Company, and with the approval of the Audit Committee, CBIZ was engaged as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The reports of Marcum regarding the Company’s financial statements for the fiscal years ended December 31, 2024 and 2023, did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended December 31, 2024 and 2023, and through April 11, 2025, the date of Marcum’s resignation, there were (a) no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Marcum, would have caused Marcum to make reference to such disagreement in its report and (b) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions). During the fiscal years ended December 31, 2024 and 2023, and through April 11, 2025, neither the Company nor anyone on the Company’s behalf consulted with CBIZ regarding (i) the application of accounting principles to a specific completed or contemplated transaction or regarding the type of audit opinions that might be rendered by CBIZ on the Company’s financial statements, and CBIZ did not provide any written or oral advice that was an important factor considered by the Company in reaching a decision as to any such accounting, auditing, or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), as that term is described in Item 304(a)(1)(iv) of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

Vote Required for Approval

Assuming there is a quorum, this proposal will be approved if the majority of the votes cast in respect of such proposal by the stockholders present in person or represented by proxy are “for” votes.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF CBIZ CPAs P.C. AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2026.

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OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented by them on such matters according to their best judgment.

Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2027 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 24, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attention: Corporate Secretary.

Our bylaws also provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. In addition to other applicable requirements, stockholders wishing to nominate a candidate for director or to propose other business at the 2027 annual meeting of stockholders must ensure written notice is received by our Secretary at Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders (between January 27, 2027 and February 26, 2027). However, if the date of the 2027 annual meeting of stockholders is advanced more than 45 days prior to, or delayed by more than 45 days after, the anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting of stockholders or later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described in this section. The notice must include all of the information required by the Company’s Bylaws.

To be in proper written form, a stockholder’s notice to the Corporate Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (a) a brief description of the matter desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend our bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) the name and address of the stockholder of record and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (d) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (e) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (f) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The foregoing notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the proposed business, such proposed business will not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

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To be in proper written form, a stockholder’s notice to the Corporate Secretary to nominate directors must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

In addition to the requirements described above, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the foregoing matters. We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

In addition to satisfying the advance notice requirements under the Company’s Bylaws as described above, to comply with the SEC’s universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-9(b) under the Exchange Act. Such notice must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for the 2027 annual meeting of stockholders, the Company’s Secretary must receive notice under SEC Rule 14a-19 no later than March 28, 2027.

Householding Information

Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. If you prefer to receive multiple sets of our proxy materials at the same address this year or in future years; or, if you share an address with another stockholder and would like to receive only a single set of our proxy materials, please request a change in your delivery preferences as follows:

●	If you are a record holder, you should contact us at our offices at Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attn: Corporate Secretary; or

●	If you are a beneficial owner, you should contact the bank, broker or other nominee that holds your shares.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be accessed over the Internet free of charge at the SEC’s website at www.sec.gov or at our website at www.inseinc.com. Our website also contains our Code of Ethics and our Board committee charters.

If you have questions about this proxy statement or require assistance voting your shares, please contact us by telephone or in writing:

Corporate Secretary

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Tel: (646) 565-3861

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FORM OF PROXY CARD (WHITE)

2026

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week

INSPIRED ENTERTAINMENT, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 26, 2026.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
www.cstproxy.com/inseinc/2026

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this [X]

INSPIRED ENTERTAINMENT, INC.

The Board of Directors Unanimously Recommends a Vote "FOR ALL" the Seven Director Nominees.

(1) A. Lorne Weil
(2) Michael R. Chambrello
(3) Ira H. Raphaelson
(4) Desirée G. Rogers
(5) Steven M. Saferin
(6) Katja Tautscher
(7) John M. Vandemore

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark For All Except, and write the number(s) of the withheld nominee(s) on the line below.

____

The Board of Directors Unanimously Recommends a Vote "FOR" Proposal 2.

FOR	AGAINST	ABSTAIN
☐	☐	☐

The Board of Directors Unanimously Recommends a Vote for "THREE YEARS" on Proposal 3.

THREE YEARS	TWO YEARS	ONE YEAR	ABSTAIN
☐	☐	☐	☐

The Board of Directors Unanimously Recommends a Vote "FOR" Proposal 4.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

CONTROL NUMBER

2026

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held at 10:00 A.M., Eastern Time, on Wednesday, May 27, 2026:

The 2026 Proxy Statement and 2025 Annual Report are available at: www.inseinc.com

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INSPIRED ENTERTAINMENT, INC.

The undersigned hereby appoints each of A. Lorne Weil and Carys Damon, acting singly, each with the power of substitution and revocation, to attend virtually and to represent the undersigned at the Annual Meeting of Stockholders of Inspired Entertainment, Inc., a Delaware corporation (the "Company"), to be held virtually online via a live webcast on Wednesday, May 27, 2026 at 10:00 A.M. Eastern Time, accessible by visiting **www.cstproxy.com/inseinc/2026** and at any adjournment or postponement thereof, and to vote the number of shares of common stock of the Company the undersigned would be entitled to vote if personally present at the meeting, in accordance with the instructions set forth on this proxy.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, IN FAVOR OF PROPOSALS 2 AND 4, AND FOR "THREE YEARS" ON PROPOSAL 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD AS PROMPTLY AS POSSIBLE.

(Continued and to be marked, dated and signed, on the other side)